Exhibit 10.1

EXECUTION VERSION

LONESTAR RESOURCES AMERICA INC.

$250,000,000
11.250% Senior Notes due 2023

Purchase Agreement

December 19, 2017

J.P. Morgan Securities LLC
As Representative of the

several Initial Purchasers listed

in Schedule I hereto
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

Lonestar Resources America Inc., a Delaware corporation (the “Issuer”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representative”) are acting as representative, $250,000,000 principal amount of its 11.250% Senior Notes due 2023 (the “Notes”). The Notes will be issued under an indenture (the “Indenture”), to be dated as of the Closing Date (defined below), among the Issuer, the Guarantors (defined below) and UMB Bank, N.A., as trustee (the “Trustee”), and will be guaranteed on a senior unsecured basis (the “Guarantees” and, together with the Notes, the “Securities”) by each of the guarantors listed on Schedule II hereto (collectively, the “Guarantors”). Lonestar Resources US Inc., a Delaware corporation and parent company of the Issuer, is sometimes referred to herein as “Parent.” The Issuer and the Guarantors together are sometimes collectively referred to herein as the “Lonestar Parties.” To the extent there are no additional parties listed on Schedule I other than you, the term Representative as used herein shall mean you as the Initial Purchaser, and the term Initial Purchasers shall mean either the singular or plural as the context requires.  The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.  Certain terms used herein are defined in Section 22 hereof.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Issuer has prepared a preliminary offering memorandum, dated December 14, 2017 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated December 19, 2017 (as amended or supplemented as of the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”).  Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Issuer, the Guarantors and the Securities. Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Disclosure Package, the Preliminary Memorandum and the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

The Issuer hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum in connection with the offer and sale of the Securities by the Initial Purchasers.

1.     Representations and Warranties.  Each of the Lonestar Parties, jointly and severally, represents and warrants to, and agrees with, each Initial Purchaser as set forth below in this Section 1.

(a)       The Preliminary Memorandum, as of its date, did not, the Disclosure Package, at the Execution Time, did not, and at the Closing Date, will not, and the Final Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Lonestar Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Issuer in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Memorandum, the Disclosure Package or the Final Memorandum, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 8(b) hereof.

(b)   The Lonestar Parties (including their agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Lonestar Parties or their agents and representatives (other than a communication referred to in clauses (i) and (ii) below) an “Issuer Written Communication”) other than (i) the Preliminary Memorandum, (ii) the Final Memorandum, (iii) the documents listed on Schedule IV hereto, including a term sheet substantially in the form of Schedule V hereto, which constitute part of the Disclosure Package, (iv) any electronic road show or other written communications, in each case used in accordance with Section 5(c) and (v) the documents listed on Schedule VI hereto.  Each such Issuer Written Communication, when taken together with the Disclosure Package at the Execution Time, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Lonestar Parties make no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information furnished to the Issuer in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written

Communication, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 8(b) hereof.

(c)       None of the Lonestar Parties, any of their respective Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities under the Act.

(d)       Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 and their compliance with the agreements set forth therein, none of the Lonestar Parties, any of their respective Affiliates, or any person acting on its or their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of the Lonestar Parties, its Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

(e)       The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(f)        Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 and their compliance with the agreements set forth therein, no registration under the Act of the Securities is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein, in the Disclosure Package and the Final Memorandum.

(g)       None of the Lonestar Parties has paid or agreed to pay to any person any compensation for soliciting another to purchase the Securities, except as contemplated in this Agreement.

(h)       None of the Lonestar Parties has taken or will take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.

(i)        Each of the Issuer and its subsidiaries (as defined in Rule 405 under the Act) has been duly organized or formed, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization; each of the Issuer and its subsidiaries (as defined in Rule 405 under the Act) is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Issuer and its subsidiaries taken as a whole (in each case, a “Material Adverse Effect”); and each of the Issuer and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged and as disclosed in the Disclosure Package.  The Issuer does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule III hereto. None of the subsidiaries of the Issuer other than Lonestar Resources, Inc., Eagle Ford Gas, LLC, Eagle Ford Gas 4, LLC, Eagle Ford Gas 5, LLC, Eagle Ford Gas 7, LLC, Eagle Ford Gas 8, LLC and Eagle Ford Gas 10, LLC is a “significant subsidiary” (as defined in Rule 405 under the Act).

(j)        Parent has the capitalization as set forth in the Disclosure Package and the Final Memorandum, and all of the issued shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and non-assessable.  All of the issued shares of capital stock of each subsidiary of Parent are owned directly or indirectly by Parent, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)   The statements in the Disclosure Package and the Final Memorandum under the headings “Material United States federal income tax considerations,” “Description of notes,” “Certain ERISA considerations” and “Description of other indebtedness”, in each case to the extent that they constitute matters of law or summaries of legal matters, any other instruments or agreements, summaries of legal proceedings, or legal conclusions, are correct in all material respects.

(l)        Each of the Lonestar Parties has full corporate or limited liability company right, power and authority to execute and deliver this Agreement and the Indenture  and, in the case of the Issuer, the Notes, and in the case of the Guarantors, the Guarantees set forth in the Indenture, and to perform its obligations hereunder and thereunder. All action required to be taken by the Lonestar Parties for due and proper authorization, execution and delivery of this Agreement has been validly taken.  The Indenture, at the Closing Date, will have been duly authorized, executed and delivered by each of the Lonestar Parties.

(m)      This Agreement has been duly authorized, executed and delivered by the Lonestar Parties; the Indenture has been duly authorized by each of the Lonestar Parties and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by each of the Lonestar Parties, will constitute a legal, valid, binding instrument enforceable against each of the Lonestar Parties in accordance with its terms (as may be limited by (i) bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Limitations”)); the Notes have been duly authorized by the Issuer, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Issuer and will constitute the legal, valid and binding obligations of the Issuer entitled to the benefits of the Indenture (subject to the Enforceability Limitations); the Guarantees have been duly authorized by each of the Guarantors, and, when the Notes have been duly issued and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, the Guarantees will constitute the legal, valid and binding obligations of the Guarantors entitled to the benefits of the Indenture (subject to the Enforceability Limitations).

(n)       None of the execution and delivery of this Agreement or the Indenture, the issuance and sale of the Securities, the application of the proceeds from the sale of the Securities as described under “Use of proceeds” in the Disclosure Package and the Final Memorandum, the consummation of any other of the transactions contemplated hereby, or the fulfillment of the terms hereof, whether with or without the giving of notice or passage of time or both, will (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Issuer or any of its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject, (ii) result in any violation of the provisions of Organizational Documents of the Issuer or any of its subsidiaries, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), such conflict, breach, violation or imposition of such lien, charge or encumbrance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)       No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated hereby or in the Indenture, except such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold.

(p)       Neither the Issuer nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capital stock or long-term debt or net current assets of the Issuer or any of its subsidiaries or any adverse change, or any development or event involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Issuer and its subsidiaries taken as a whole, in each case except as (i) would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) has been publicly disclosed in accordance with the Exchange Act.

(q)       Since the date as of which information is given in the Disclosure Package and the Final Memorandum and except as described in the Disclosure Package and the Final Memorandum, none of the Lonestar Parties has (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business, (iii) declared or paid any dividend on its capital stock or (iv) purchased any of its capital stock.

(r)        The historical financial statements (including the related notes and supporting schedules) of Parent and its consolidated subsidiaries incorporated by reference in the Disclosure Package and the Final Memorandum present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) applied on a consistent basis throughout the periods involved; and the pro forma financial information and the related notes thereto included or incorporated by reference in each of the Disclosure Package and the Final Memorandum has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Disclosure Package and the Final Memorandum.

(s)        BDO USA, LLP, who have certified certain financial statements of Parent and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Memorandum, is an independent public accounting firm with respect to Parent and the Lonestar Parties within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act, and were such during the periods covered by the financial statements on which they reported.

(t)        W.D. Von Gonten & Co., reserve engineers that prepared reserve reports on estimated net proved oil and gas reserves held by Parent and its subsidiaries as of December 31, 2016, December 31, 2015, December 31, 2014 and June 30, 2017, was, as of the date of preparation of such reserve reports, an independent petroleum engineer with respect to Parent. The information contained in the Disclosure Package and the Final Memorandum regarding estimated proved oil and gas reserves is based upon the reserve reports prepared byW.D. Von Gonten & Co. The information provided to W.D. Von Gonten & Co. by Parent, including, without limitation, information as to production, costs of operation and development, current prices for production and agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates that such reports were made. Such information was provided to W.D. Von Gonten & Co. in accordance with customary industry practices. The reserve reports prepared by W.D. Von Gonten & Co. setting forth the estimated proved reserves attributed to the oil and gas properties of Parent and its subsidiaries accurately reflect in all material respects the ownership interests of Parent, its subsidiaries and its predecessors in the properties therein. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other factors, changes in applicable regulations or regulatory guidance regarding the rules for estimating reserves, in each case in the ordinary course of business, and except as disclosed in the Disclosure Package and the Final Memorandum, none of the Lonestar Parties is aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the Disclosure Package or the Final Memorandum and reserve reports; and the estimates of such reserves and present values as described in the Disclosure Package or the Final

Memorandum and reflected in the reserve reports comply in all material respects with the applicable requirements of Regulation S-X.

(u)       Except as (a) otherwise set forth in the Disclosure Package and the Final Memorandum or (b) would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, the Issuer and each subsidiary have title to their respective properties as follows: (i) with respect to wells (including leasehold interests and appurtenant personal property) and non-producing oil and natural gas properties (including undeveloped locations on leases held by production and those leases not held by production), such title is good and free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions, (ii) with respect to non-producing properties in exploration prospects, such title was investigated in accordance with customary industry procedures prior to the acquisition thereof by the Issuer or any subsidiary, (iii) with respect to real property other than oil and gas interests, such title is good and marketable free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions, and (iv) with respect to personal property other than that appurtenant to oil and gas interests, such title is free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions. No other real property owned, leased or used by the Issuer or any subsidiary lies in an area which is, or to the knowledge of the Issuer will be, subject to restrictions which would prohibit, and no statements of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, or use of any real or personal property exists which would prevent, the continued effective ownership, leasing, exploration, development or production or use of such real property in the business of the Issuer or any subsidiary as presently conducted or as the Disclosure Package or the Final Memorandum indicates they contemplate conducting, except as may be described in the Disclosure Package or the Final Memorandum or such as in the aggregate do not now cause and will not in the future result in a Material Adverse Effect.

(v)       Each of the Lonestar Parties has, and on the Closing Date, will have, such consents, easements, rights-of-way or licenses from any person (collectively, “Rights-of-Way”) as are necessary to conduct its business in the manner described in the Disclosure Package and the Final Memorandum, subject to such qualifications as may be set forth in the Disclosure Package and the Final Memorandum and except for such rights-of-way the failure of which to obtain, would not reasonably be expected to have a Material Adverse Effect; and each of the Lonestar Parties has fulfilled and performed all of its material obligations with respect to such Rights-of-Way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way, except for such failures to perform, revocations, termination and impairments that would not reasonably be expected to have a Material Adverse Effect upon the ability of the Lonestar Parties, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated in the Disclosure Package, subject in each case to such qualifications as may be set forth in the Disclosure Package.

(w)      The Issuer and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.  All policies of insurance of the Issuer and its subsidiaries are in full force and effect; the Issuer and its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Issuer nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Issuer or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Issuer nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(x)       Any statistical and market-related data included or incorporated by reference in the Disclosure Package and the Final Memorandum and the consolidated financial statements of Parent and its subsidiaries incorporated by reference in the Disclosure Package and the Final Memorandum are based on or derived from sources that the Issuer believes to be reliable and accurate.

(y)       None of the Lonestar Parties is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum, will be, (i) an “investment company” within the meaning of such term under the Investment Company Act or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(z)       There are no legal or governmental actions, suits or proceedings pending (including any inquiries or investigations) to which the Issuer or any of its subsidiaries is a party or of which any property or assets of the Issuer or any of its subsidiaries is the subject that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would, materially and adversely affect the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the knowledge of the Lonestar Parties, no such proceedings are threatened or contemplated by governmental authorities or others.

(aa)     On and immediately after the Closing Date, following the consummation of the transactions contemplated by this Agreement, the Issuer and each Guarantor will be Solvent.  As used herein, “Solvent” shall mean that on such date (A) the fair value of the assets of the Issuer and its subsidiaries taken as a whole is not less than the total amount of liabilities of the Issuer and its subsidiaries taken as a whole, (B) the Issuer is able to pays its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (C) assuming the consummation of the transactions contemplated by this Agreement, the Issuer is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (D) the Issuer is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Issuer is engaged.

(bb)     No labor disturbance by the employees of the Issuer or any of its subsidiaries exists or, to the knowledge of the Lonestar Parties, is imminent that could reasonably be expected to have a Material Adverse Effect.

(cc)     Except as would not reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)), for which the Issuer or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Issuer or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(dd)     The Issuer and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Issuer or any of its subsidiaries, nor does any Lonestar Party have any knowledge of any tax deficiencies, except, in each case, as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee)     Neither the Issuer nor any of its subsidiaries (i) is in violation of its Organizational Documents, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)      Parent and each of its subsidiaries (i) make and keep accurate books and records and (ii) maintain systems of “internal control over financial reporting” (as defined in

Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  Parent and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg)     (i) Parent and each of its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by Parent and its subsidiaries in the reports they will file or submit under the Exchange Act is accumulated and communicated to management of Parent and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(hh)     Since the date of the most recent balance sheet of Parent and its consolidated subsidiaries reviewed or audited by BDO USA, LLP and the audit committee (the “Audit Committee”) of the board of directors of Parent, (i) Parent has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of Parent and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of Parent and each of its subsidiaries, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.  Neither Parent nor its Audit Committee is reviewing or investigating, and neither Parent’s independent auditors nor its internal auditors have recommended that Parent or its Audit Committee review or investigate (1) adding to, deleting, changing the application of, or changing Parent’s disclosure with respect to, any of Parent’s material accounting policies, or (2) any matter which could result in a restatement of Parent’s financial statements for any annual or interim period during the current or prior three fiscal years.

(ii)   There is and has been no failure on the part of Parent and any of Parent’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(jj)       There are no off-balance sheet arrangements, outstanding guarantees or other contingent obligations of the Issuer that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(kk)              The Issuer and each of its subsidiaries have and are in compliance in all material respects with such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Disclosure Package and the Final Memorandum, except for any of the foregoing where the failure to have such Permits would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the Disclosure Package and the Final Memorandum; each of the Issuer and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect or except as described in the Disclosure Package and the Final Memorandum. Neither the Issuer nor any of its subsidiaries has received notice of any revocation or modification of any Permits that would reasonably be expected to, in the aggregate, result in a Material Adverse Effect or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(ll)                      The Issuer and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(mm)      The Issuer and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety (as each relates to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as described in the Disclosure Package and the Final Memorandum, (A) there are no proceedings that are pending, or known to be contemplated, against the Issuer or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Issuer and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Issuer and its subsidiaries, and (C) none of the Issuer and its subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(nn)              Neither the Issuer nor any subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect.

(oo)              No subsidiary of the Issuer is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Issuer or any other subsidiary, from making any other distribution of cash on such subsidiary’s capital stock or equity interests, from repaying to the Issuer any loans or advances to such subsidiary from the Issuer or from transferring any of such subsidiary’s property or assets to the Issuer or any other subsidiary of the Issuer, except as described in the Disclosure Package and the Final Memorandum.

(pp)  The operations of the Issuer and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Issuer or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of each of the Lonestar Parties, threatened.

(qq)                    Neither the Issuer nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Lonestar Parties, any agent, affiliate or other person associated with or acting on behalf of the Issuer or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Issuer or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Issuer will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions.  For the past five years, the Issuer and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(rr)                    Neither the Issuer nor any of its subsidiaries, nor any director, officer or employee of the Issuer or any of its subsidiaries nor, to the knowledge of the Lonestar Parties, any agent, affiliate or other person associated with or acting on behalf of the Issuer or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under  the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any  rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Issuer and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ss)                  Except as described in the Disclosure Package and the Final Memorandum, the Issuer has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act).

(tt)                    Any certificate required to be signed by any officer of the Lonestar Parties and delivered to the Representative or counsel for the Initial Purchasers on behalf of a Lonestar Party in connection with this Agreement or the offering of the Securities shall be deemed a representation and warranty by such Lonestar Party to the Initial Purchasers as to matters covered thereby.

2.              Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuer, at a purchase price of 98.00% of the principal amount thereof, plus accrued interest, if any, from January 4, 2018 to the Closing Date, the principal amount of Notes set forth opposite such Initial Purchaser’s name in Schedule I hereto.

3.              Delivery and Payment.  Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on January 4, 2018, or at such time on such later date not more than two Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representative for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representative of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to the account specified by the Issuer.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

4.              Offering by Initial Purchasers.  (a)  Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b)         Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Issuer that:

(i)                                     it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of the closing of the offering except:

(A)                               to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or

(B)                               in accordance with Rule 903 of Regulation S;

(ii)                                  neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

(iii)                               in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;

(iv)                              neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(v)                                 it is an “accredited investor” (as defined in Rule 501(a) of Regulation D);

(vi)                              it has complied and will comply with the offering restrictions requirement of Regulation S;

(vii)                           at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Additional restrictions on the offer and sale of the Securities are described in the offering memorandum for the Securities. Terms used in this paragraph have the meanings given to them by Regulation S”;

(viii)                        it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities, in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer;

(ix)                              it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

(x)                                 in relation to each Member State of the European Economic Area (each, a “Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Member State (the “Relevant Implementation Date”), it has not made and will not make an offer to the public of any Securities which are the subject of the offering contemplated by this Agreement in that Member State, except that it is permitted to have made and may make an offer to the public in that Member State of any Securities at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive (defined below), if they have been implemented in that Member State:

(A)                               to legal entities which are qualified investors as defined in the Prospectus Directive;

(B)                               to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representative for any such offer; or

(C)                               in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Securities shall require the Issuer or any Initial Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus

Directive. For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable an investor to decide to purchase any Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Member State.

5.              Agreements.  The Lonestar Parties jointly and severally agree with each Initial Purchaser that:

(a)         The Lonestar Parties will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b)         The Lonestar Parties will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by the Representative and attached as Schedule V hereto.

(c)          Before using, authorizing, approving or referring to any Issuer Written Communication, the Lonestar Parties will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d)         The Lonestar Parties will not amend or supplement the Disclosure Package or the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representative; provided, however, that prior to the completion of the distribution of the Securities by the Initial Purchasers (as defined by the Initial Purchasers), the Lonestar Parties will not permit the filing of any document under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum unless, prior to such proposed filing, the Lonestar Parties have furnished the Representative with a copy of such document for its review, and either (i) such filing, in the judgment of the Issuer, is necessary to comply with all applicable laws and regulations or (ii) the Representative has not reasonably objected to the filing of such document.  The Lonestar Parties will promptly advise the Representative when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum shall have been filed with the Commission.

(e)          If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representative), any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Lonestar Parties will promptly (i) notify the Representative of any such event; (ii) subject to the requirements of Section 5(d), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(f)           Without the prior written consent of the Representative, the Lonestar Parties have not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representative.

(g)          The Lonestar Parties will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representative may designate (including certain provinces of Canada) and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Lonestar Parties be obligated to qualify to do business in any jurisdiction where they are not now so qualified or to take any action that would subject them to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where they are not now so subject or where they would be subject to taxation as a foreign person.  The Lonestar Parties will promptly advise the Representative of the receipt by the Lonestar Parties of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(h)         During a period of one year from the Closing Date, the Lonestar Parties will not, and will not permit any of their respective Affiliates to, resell any Securities that have been acquired by any of them.

(i)             None of the Lonestar Parties, their respective Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to whom no covenant is given) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(j)            None of the Lonestar Parties, their respective Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to whom no covenant is given) will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of them will comply with the offering restrictions requirement of Regulation S.

(k)         None of the Lonestar Parties, their respective Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to whom no covenant is given) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(l)             For so long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Lonestar Parties, during any period in which they are not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or they are not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, will provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act (it being acknowledged and agreed that, prior to the first date on which information is required to be provided under the Indenture, the information contained in the Disclosure Package and the Final Memorandum is sufficient for this purpose).  This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(m)     The Lonestar Parties will cooperate with the Representative and use their best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(n)         Each of the Securities will bear, to the extent applicable, the legend contained in “Transfer restrictions” in the Preliminary Memorandum and the Final Memorandum for the time period and upon the other terms stated therein.

(o)         The Lonestar Parties will not for a period of 60 days following the Execution Time, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by any of the Lonestar Parties, or any Affiliate of the Lonestar Parties or any person in privity with the Lonestar Parties or any Affiliate of any of the Lonestar Parties), directly or indirectly, or announce the offering, of any debt securities issued or guaranteed by the Lonestar Parties (other than the Securities).

(p)         The Lonestar Parties will not take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Lonestar Parties to facilitate the sale or resale of the Securities.

(q)         The Lonestar Parties will, for a period of twelve months following the Execution Time, furnish to the Representative (i) all reports or other communications (financial or other) generally made available to its members or shareholders, and deliver such reports and communications to the Representative as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Lonestar Parties are listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Lonestar Parties as the Representative may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Issuer and its subsidiaries are consolidated in reports furnished to its members or shareholders).

(r)            The Lonestar Parties, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the issuance and delivery of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, the provinces of Canada and any other jurisdictions specified pursuant to Section 5(f) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification) and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and reasonable expenses of counsel for the Initial Purchasers not to exceed $7,500); (vii) the transportation and other expenses incurred by or on behalf of representatives of the Lonestar Parties in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of Parent’s accountants and the fees and expenses of counsel (including local and special counsel) for the Lonestar Parties; and (ix) all other costs and expenses incident to the performance by the Lonestar Parties of their obligations hereunder; provided however, that the expenses related to the chartering of airplanes shall be paid 50% by the Lonestar Parties and 50% by the Initial Purchasers.

6.              Conditions to the Obligations of the Initial Purchasers.  The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Lonestar Parties contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Lonestar Parties made in any certificates pursuant to the provisions hereof, to the performance by the Lonestar Parties of their respective obligations hereunder and to the following additional conditions:

(a)         The Issuer shall have requested and caused Latham & Watkins LLP, counsel for the Lonestar Parties, to furnish to the Initial Purchasers its opinion or opinions and negative assurance letter, dated the Closing Date and addressed to the Representative, in form and substance satisfactory to the Representative, to the effect set forth in Annex A.

(b)         The Initial Purchasers shall have received from Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Initial Purchasers, with respect to the issuance and sale of the Securities, the Indenture, the Disclosure Package, the Final Memorandum and other related matters as the Representative may reasonably require, and the Lonestar Parties shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(c)          The Issuer shall have furnished to the Initial Purchasers a certificate of each of the Lonestar Parties, signed by (x) the President or Chief Executive Officer and (y) the Chief Financial Officer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum and any supplements or amendments thereto, and this Agreement and that:

(i)                                     the representations and warranties of the Lonestar Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and each of the Lonestar Parties has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii)                                  since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Lonestar Parties, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(d)         Subsequent to the Execution Time, (i) neither the Issuer nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or from any court, regulatory authority or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt or net current assets of the Issuer or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Issuer and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the sole judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(e)          At the Execution Time and at the Closing Date, the Issuer shall have requested and caused BDO USA, LLP to furnish to the Representative letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Initial Purchasers with respect to the financial statements and certain financial information contained in the Disclosure Package and the Final Memorandum.

(f)           At the Execution Time and at the Closing Date, the Issuer shall have requested and caused W.D. Von Gonten & Co. to furnish to the Representative, expert letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, confirming certain matters relating to information about the oil and gas reserves of the Lonestar Parties presented in the Disclosure Package (with respect to a letter dated as of the Execution Time) or the Final Memorandum (with respect to a letter dated the Closing Date).

(g)          The Securities shall be eligible for clearance and settlement through DTC.

(h)         Subsequent to the Execution Time, there shall not have been any decrease in the rating of the Securities by any “nationally recognized statistical rating organization” (as defined in section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i)             At the Execution Time, the Issuer shall have requested and caused Hein & Associates LLP to furnish to the Representative letters, dated as of the Execution Time, in form and substance satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Initial Purchasers with respect to the financial statements and certain financial information contained in the Disclosure Package and the Final Memorandum.

(j)            At the Execution Time, the Issuer shall have requested and caused Moss Adams LLP to furnish to the Representative letters, dated as of the Execution Time, in form and substance satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Initial Purchasers with respect to the financial statements and certain financial information contained in the Disclosure Package and the Final Memorandum.

(k)         Prior to the Closing Date, the Lonestar Parties shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representative.  Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, at 425 Lexington Avenue, New York, New York 10017, on the Closing Date.

7.              Reimbursement of Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Issuer to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, including pursuant to Section 9 hereof, the Issuer will reimburse the Initial Purchasers severally through the Representative on demand for all reasonable expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.              Indemnification and Contribution.

(a)                                 Each of the Lonestar Parties jointly and severally agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Disclosure Package, any Issuer Written Communication or the Final Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Issuer in writing by such Initial Purchaser through the Representative expressly for use therein.

(b)                                 Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Lonestar Parties, each of their respective directors and officers and each person, if any, who controls any of the Lonestar Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Issuer in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Memorandum, the Disclosure Package, any Issuer Written Communication or the Final Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Memorandum and the Final Memorandum: the statements set forth under the third paragraph, the fourth sentence of the seventh paragraph and the ninth paragraph under the heading “Plan of distribution.”

(c)                                  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by the Representative and any such separate firm for the Lonestar Parties, their respective directors and officers and any control persons of the Lonestar Parties shall be designated in writing by the Issuer.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Lonestar Parties on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Lonestar Parties on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Lonestar Parties on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuer from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities.  The relative fault of the Lonestar Parties on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Lonestar Parties or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  The Lonestar Parties and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 8, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                                   Non-Exclusive Remedies.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

9.              Default by an Initial Purchaser.  If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Lonestar Parties.  In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Lonestar Parties or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10.       Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Issuer prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on The New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) trading of any securities issued or guaranteed by Parent or any of its subsidiaries shall have been suspended on any exchange or in any over-the-counter market (iii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services; or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

11.       Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities, rights of contribution and other statements of the Lonestar Parties or their officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Lonestar Parties or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.       Notices.  All communications hereunder will be in writing and effective only on receipt, and:

(a)         if to the Initial Purchasers, shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-270-1063); Attention: Geoffrey Benson, and with a copy to David Azarkh, Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017; and

(b)         if to the Lonestar Parties, will be mailed, delivered or telefaxed to Lonestar Resources US Inc., 600 Bailey Avenue, Suite 200, Fort Worth, TX 76107, Attention: Legal Department, and with a copy to J. Michael Chambers and David J. Miller, Latham & Watkins LLP, 811 Main Street, Houston, Texas 77002.  In addition, a copy will be emailed to gpacker@lonestarresources.com.

13.       Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(l) hereof, no other person will have any right or obligation hereunder.

14.       Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Lonestar Parties, or any of them, and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

15.       Applicable Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.       Waiver of Jury Trial.  The Lonestar Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.       No Fiduciary Duty.  The Lonestar Parties hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Lonestar Parties, on the one hand, and the Initial Purchasers and any Affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Lonestar Parties and (c) the Lonestar Parties’ engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Lonestar Parties agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Issuer on related or other matters).  The Lonestar Parties agree that they will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Lonestar Parties, in connection with such transaction or the process leading thereto.

18.       Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.       Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

20.       Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Lonestar Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

21.       Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the Execution Time, (ii) any Issuer Written Communication listed on Schedule IV hereto and (iii) the final term sheet prepared pursuant to Section 5(b) hereto and in the form attached as Schedule V hereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” means 4:10 p.m. (New York time) on December 19, 2017 (it being agreed that such time is the first time when sales of the Securities are made by the Initial Purchasers).

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Organizational Documents” shall mean (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; and (c) in the case of any other entity, the organizational and governing documents of such entity.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Regulation S-X” shall mean Regulation S-X under the Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Issuer and the several Initial Purchasers.

Very truly yours,

LONESTAR RESOURCES AMERICA INC.

By:	/s/Frank D. Bracken III
Name: Frank D. Bracken, III
Title: Chief Executive Officer

SIGNATURE PAGE TO PURCHASE AGREEMENT

ALBANY SERVICES L.L.C.

By:	/s/Frank D. Bracken III
Name: Frank D. Bracken, III
Title: President

AMADEUS PETROLEUM INC.

By:	/s/Frank D. Bracken III
Name: Frank D. Bracken, III
Title: President

EAGLEFORD GAS, LLC

By:	/s/Frank D. Bracken III
Name: Frank D. Bracken, III
Title: Chief Executive Officer

EAGLEFORD GAS 2, LLC

By:	/s/Frank D. Bracken III
Name: Frank D. Bracken, III
Title: Chief Executive Officer

EAGLEFORD GAS 3, LLC

By:	/s/Frank D. Bracken
Name: Frank D. Bracken, III
Title: Chief Executive Officer

EAGLEFORD GAS 4, LLC

By:	/s/Frank D. Bracken III
Name: Frank D. Bracken, III
Title: Chief Executive Officer

SIGNATURE PAGE TO PURCHASE AGREEMENT

EAGLEFORD GAS 5, LLC

By:	/s/Frank D. Bracken III
Name: Frank D. Bracken, III
Title: Chief Executive Officer

EAGLEFORD GAS 6, LLC

By:	/s/Frank D. Bracken III
Name: Frank D. Bracken, III
Title: Chief Executive Officer

EAGLEFORD GAS 7, LLC

By:	/s/Frank D. Bracken III
Name: Frank D. Bracken, III
Title: Chief Executive Officer

EAGLEFORD GAS 8, LLC

By:	/s/Frank D. Bracken III
Name: Frank D. Bracken, III
Title: Chief Executive Officer

EAGLEFORD GAS 10, LLC

By:	/s/Frank D. Bracken III
Name: Frank D. Bracken, III
Title: Chairman and Chief Executive Officer

LONESTAR OPERATING, LLC

By:	/s/Frank D. Bracken III
Name: Frank D. Bracken, III
Title: Chief Executive Officer

SIGNATURE PAGE TO PURCHASE AGREEMENT

LONESTAR RESOURCES, INC.

By:	/s/Frank D. Bracken III
Name: Frank D. Bracken, III
Title: Chief Executive Officer

POPLAR ENERGY, LLC

By:	/s/Frank d. Bracken III
Name: Frank D. Bracken, III
Title: Chief Executive Officer

T-N-T ENGINEERING, INC.

By:	/s/Frank D. Bracken III
Name: Frank D. Bracken, III
Title: President

LONESTAR BR DISPOSAL LLC

By:	/s/Frank D. Bracken III
Name: Frank D. Bracken, III
Title: Chairman and Chief Executive Officer

LA SALLE EAGLE FORD GATHERING LINE LLC

By:	/s/Frank D. Bracken III
Name: Frank D. Bracken, III
Title: Chairman and Chief Executive Officer

SIGNATURE PAGE TO PURCHASE AGREEMENT

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

By: J.P. Morgan Securities LLC

By:	/s/Brian A. Tramontozzi
Name: Brain A. Tramontozzi
Title: Managing Director

For themselves and the other several Initial Purchasers named in Schedule I to the foregoing Agreement.

SIGNATURE PAGE TO PURCHASE AGREEMENT

SCHEDULE I

Initial Purchasers	Principal Amount of Securities to be Purchased
J.P. Morgan Securities LLC	$137,500,000
Citigroup Global Markets Inc.	25,625,000
Jefferies LLC	25,625,000
RBC Capital Markets, LLC	25,625,000
Seaport Global Securities LLC	25,625,000
ABN AMRO Securities (USA) LLC	2,500,000
Barclays Capital Inc.	2,500,000
BBVA Securities Inc.	2,500,000
Comerica Securities, Inc.	2,500,000
Total	$250,000,000

SCHEDULE II

GUARANTORS

Name	Jurisdiction
Albany Services, L.L.C.	Texas
Amadeus Petroleum Inc.	Texas
Eagleford Gas, LLC	Texas
Eagleford Gas 2, LLC	Texas
Eagleford Gas 3, LLC	Texas
Eagleford Gas 4, LLC	Texas
Eagleford Gas 5, LLC	Texas
Eagleford Gas 6, LLC	Texas
Eagleford Gas 7, LLC	Texas
Eagleford Gas 8, LLC	Texas
Eagleford Gas 10, LLC	Texas
Lonestar Operating, LLC	Texas
Lonestar Resources, Inc.	Delaware
Poplar Energy, LLC	Texas
T-N-T Engineering, Inc.	Texas
Lonestar BR Disposal LLC	Texas
La Salle Eagle Ford Gathering Line LLC	Texas

SCHEDULE III

SUBSIDIARIES

Name	Jurisdiction
Albany Services, L.L.C.	Texas
Amadeus Petroleum Inc.	Texas
Eagleford Gas, LLC	Texas
Eagleford Gas 2, LLC	Texas
Eagleford Gas 3, LLC	Texas
Eagleford Gas 4, LLC	Texas
Eagleford Gas 5, LLC	Texas
Eagleford Gas 6, LLC	Texas
Eagleford Gas 7, LLC	Texas
Eagleford Gas 8, LLC	Texas
Eagleford Gas 10, LLC	Texas
Lonestar Operating, LLC	Texas
Lonestar Resources, Inc.	Delaware
Poplar Energy, LLC	Texas
T-N-T Engineering, Inc.	Texas
Boland Building, LLC	Texas
Lonestar BR Disposal LLC	Texas
La Salle Eagle Ford Gathering Line LLC	Texas

SCHEDULE IV

1.             Term sheet containing the terms of the Securities, substantially in the form of Schedule V.

SCHEDULE V

[To be delivered to Initial Purchasers]

SCHEDULE VI

1.             Investor Update Presentation, dated November 27, 2017

ANNEX A

FORM OF OPINION OF LATHAM & WATKINS LLP

[To be delivered to Initial Purchasers]